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                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC  20549




                              FORM 8-K

         Current Report Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934






   Date of Report:  February 18, 1994             Commission File No. 1-8283
   (Date of earliest event reported)



               GREAT AMERICAN COMMUNICATIONS COMPANY
       (Exact name of registrant as specified in its charter)

   Incorporated under the                         IRS Employer
      laws of Florida                    Identification   No. 59-2054850

                              One East Fourth Street
                             Cincinnati, Ohio  45202
                     (Address of principal executive offices)
                              Phone:  (513) 579-2177
                         (Registrant's telephone number)




        Former name or former address, if changed since last report - not applicable


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             GREAT AMERICAN COMMUNICATIONS COMPANY 8-K


   Item 5.   Other Events

        On  February  18,   1994  Great  American  Communications
   Company ("GACC") redeemed all $77.6 million outstanding principal amount of its 14% Senior Extendable Notes initially due June 30, 2001 (the "14% Notes") and also prepaid all $111.5 million principal amount of 13% Senior Subordinated Notes due May 15, 2001 of its wholly-owned subsidiary, Great American Broadcasting Company, (the "13% Notes"). No gain or loss was recognized as the notes were redeemed or prepaid at par plus accrued interest. The 14% Notes were issued by GACC as part of its recently completed prepackaged plan of reorganization.

        The respective redemption and prepayment of the 14% Notes and 13% Notes was financed by GACC through the issuance of $200 million principal amount of 9-3/4% Senior Subordinated Notes due February 15, 2004, to entities affiliated with Fidelity Management and Research Co.


   Item 7.   Financial Statements and Exhibits

   (c)  Exhibits

        4.1 Loan Agreement dated as of August 20, 1993 as amended and restated from time to time between Great
             American  Television and Radio  Company, Inc., Great
             American
             Broadcasting Company and certain banks.


        4.2 Indenture dated as of February 18, 1994, between Great American Communications Company and Shawmut Bank, National Association, as Trustee relating to the 9-3/4% Senior Subordinated Notes due 2004 (the form of which 9-3/4% Senior Subordinated Notes is included in such Indenture).


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                             SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                            GREAT AMERICAN COMMUNICATIONS COMPANY



   February 18, 1994        By:/s/Gregory C. Thomas

                                  Gregory C. Thomas
                                  Executive Vice President and
                                  Chief Financial Officer